Exhibit 99.11

PRO FORMA CONSOLIDATED UNAUDITED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements as of and for the nine months ended July 31, 2005, have been prepared from the July 31, 2005 unaudited financial statements of Gener8xion Entertainment, Inc. (“the Company”) and the unaudited financial statements of Merd Holdings, LLC, doing business as “Cinemills” for the nine months ended July 31, 2005.  The unaudited pro forma consolidated statement of operations for the year ended October 31, 2004 has been prepared from the October 31, 2004 financial statements of the Company and the statement of operations of Cinemills for the year ended October 31, 2004.

The unaudited pro forma consolidated financial statements have been prepared on a basis to reflect the acquisition of Merd Holdings, LLC, doing business as “Cinemills,” as if such acquisition occurred as of November 1, 2004 for the statements of operations and as of July 31, 2005 for the balance sheet.

The unaudited pro forma consolidated financial statement should not be considered indicative of actual results that would have been achieved had the acquisition and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

The reader should read these unaudited pro forma consolidated financial statements in conjunction with the Company’s financial statements as of and for the year ended October 31, 2004 and the interim unaudited consolidated financial statements as of and for the nine months ended July 31, 2005.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available.  The pro forma adjustments are more fully described in the notes to the unaudited pro forma consolidated financial statements.

Gener8xion Entertainment, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of July 31, 2005

	Gerner8xion	Merd Holdings, LLC, dba	Pro Forma Adjustments				Pro Forma
	Entertainment	“Cinemills”	Debit		Credit		Combined
Assets
Current assets:
Cash and cash equivalents	$370	$17,550	1,418,480	(a)	438,498	(b)	$997,902
Accounts receivable, net	-	66,770					66,770
Accounts receivable - related party	4,298	-					4,298
Inventories	-	320,457			87,844	(c)	232,613
Prepaid expenses and other current assets	32,640	5,882					38,522

Total current assets	37,308	410,659					1,340,105

Property and equipment, net	281,036	12,125			756	(c)	292,405

Other assets	-	950					950
Goodwill	-	-	439,254	(c)			439,254

Total assets	$318,344	$423,734					$2,072,714

Liabilities and Shareholders’ Equity (deficit)
Current liabilities:
Accounts payable	$-	$48,850			128,887	(c)	$177,737
Accrued expenses	710,723	6,674	756	(c)	3,300	(f)	719,941
Deferred revenue - related party	4,298	-					4,298
Note payable	27,582	224,233	221,998	(b)			29,817
Notes payable - related party	216,794	186,500	216,500	(b)			186,794

Total current liabilities	959,397	466,257					1,118,587

Total liabilities	959,397	466,257					1,118,587

Shareholders’ equity (deficit):
Common Stock	151,788	-			1,000	(d)	152,788
Common Stock - sold	-	-			7,625	(a)	7,625
Additional paid-in capital - common stock sold	-	-			1,410,855	(a)	1,410,855
Additional paid-in capital	506,639				179,000	(d)	685,639
Accumulated deficit	(1,299,480)	(42,523)	3,300	(f)	42,523	(d)	(1,302,780)

Total shareholders’ equity (deficit)	(641,053)	(42,523)					954,127

Total liabilities and shareholders’ equity (deficit)	$318,344	$423,734					$2,072,714

Gener8xion Entertainment, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended October 31, 2004

	Gerner8xion	Merd Holdings, LLC, dba	Pro forma Adjustments			Pro Forma
	Entertainment	“Cinemills”	Debit		Credit	Combined
Revenues	$-	$1,009,152				$1,009,152
Revenues - related party	51,576	-				51,576
Total revenues	51,576	1,009,152				1,060,728
Cost of sales	29,580	523,142				552,722

Gross profit	21,996	486,010				508,006

General and administrative expenses	97,927	565,148				663,075

Loss before income taxes	(75,931)	(79,138)				(155,069)
Provision for income taxes	1,450	6,800				8,250

Net loss	$(77,381)	$(85,938)				$(163,319)

Net loss per common share - basic and diluted	$(0.01)					$(0.02)

Weighted average common shares outstanding - basic and diluted	6,358,750		100,000 762,500	(e) (g)		7,221,250

Gener8xion Entertainment, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Period Ended July 31, 2005

	Gener8xion	Merd Holdings, LLC, dba	Pro Forma Adjustments					Pro Forma
	Entertainment	“Cinemills”	Debit		Credit			Combined
Revenues	$320,000	$552,598						$872,598
Revenues - related party	38,682	-						38,682
Total revenues	358,682	552,598						911,280
Cost of sales	21,429	281,684						303,113

Gross profit	337,253	270,914						608,167

General and administrative expenses	1,130,402	349,592						1,479,994

Loss before income taxes	(793,149)	(78,678)						(871,827)
Provision for income taxes	1,369	-	3,300	(f	)			4,669
Net loss	$(794,518)	$(78,678)			3,300	(f	)	$(876,496)

Net loss per common share - basic and diluted	$(0.05)							$(0.06)

Weighted average common shares outstanding - basic and diluted	14,622,128		100,000 762,500	(e (g	) )			15,848,628

Notes to the Unaudited Pro Forma Consolidated Financial Statements

The notes to the unaudited pro forma consolidated financial statements that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated financial statements.

(a)        Adjustment to record sale of common stock in a private placement in August 2005, and some of the proceeds of which were used to acquire the assets of Cinemills from Merd Holdings, LLC members.

(b)         Payoff of Cinemills debt upon Gener8xion Entertainment acquisition. The balance of the debt amounted to $216,500 and $221,998 of related party and other note payable, respectively.

(c)         Reflects the acquisition of substantially all the assets of Cinemills by Gener8xion Entertainment, Inc. for a purchase price of $625,938 including $438,498 in cash, $180,000 in Gener8xion stock to the sellers and assumed $128,887 of Cinemills current liabilities.  The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $439,254.

(d)          Reflects issuance of Gener8xion common stock to the owners of Merd Holdings assets

(e)            Reflects weighted average of the common stock issued to the owners of Merd Holdings assets

(f)	Adjustment to record State of California franchise and gross receipt tax for Limited Liability Company.
(g)	Reflects weighted average of the common stock issued in a private placement.